Exhibit 99

OFG Bancorp Reports 4Q14 and 2014 Results

SAN JUAN, Puerto Rico, January 30, 2015 – OFG Bancorp (NYSE: OFG) today reported results for the fourth quarter and year ended December 31, 2014.

4Q14 Highlights

•         Income available to common shareholders totaled $17.1 million, or $0.36 per share diluted. This compares to $16.1 million, or $0.34 per share diluted, in the preceding quarter, and $16.6 million, or $0.35 per share diluted, in the year ago quarter.

•         Compared to the preceding quarter, 4Q14 primarily reflected a combination of lower interest income and lack of significant cost recoveries from acquired loans; higher originated loan balances and interest income and higher banking and wealth management revenues, and lower credit expenses, lower FDIC indemnification asset amortization, and lower recurring non-interest expenses.

•         4Q14 also included a non-recurring accrual of $3.8 million for a cost savings initiative planned for 2015 and a lower effective tax rate.

•         In addition, mortgage, auto and consumer loan production increased; demand deposit and savings account balances as a percentage of total deposits continued to grow; deposit costs continued to decrease; and Puerto Rico government related loan and investment security balances declined an additional 1.3%.

•         Performance metrics remained high. Net interest margin was a more normalized 5.65%, return on average assets was 1.09%, return on average tangible common stockholders’ equity was 10.16%, and the efficiency ratio was 52.41% (excluding the aforementioned accrual, the efficiency ratio was 49.19%).

•         Tangible book value per common share increased 2.9%, to $15.25, from the prior quarter. Book value per common share rose 2.6% to $17.40.

•         OFG repurchased 444,613 common shares, at an average price of $14.65 per share, as part of its current stock repurchase program, as previously announced. The Company’s strategy generally is to buy back shares when the price approaches TBV. OFG has bought back $83.3 million of shares over the last five years.

•         The Board of Directors increased OFG’s regular quarterly cash dividend per common share by 25%, to $0.10 per share, from $0.08 per share, as previously announced. The Board has raised the dividend four times over the past five years.

2014 Highlights

•         Income available to common shareholders was $71.3 million, or $1.50 per share diluted, compared to $84.6 million, or $1.74 per share diluted, last year. Excluding major non-recurring items, OFG earned $1.31 per share in 2013.

•         2014 performance metrics remained high, with net interest margin at a more normalized 5.84%, return on average assets of 1.10%, return on average tangible common stockholders’ equity of 10.91%, and an efficiency ratio of 49.90%.

CEO Comment

José Rafael Fernández, President, Chief Executive Officer, and Vice Chairman, commented:

“The fourth quarter reflects continued success in our core business segments. It also highlights the merits of our sound strategy in light of Puerto Rico’s tough economic environment.

“While we continue to harvest acquired loans, we are prudently originating new loans and optimizing both loan yields and credit costs. Concurrently, we are focused on managing our expense footprint and on further refining our loan servicing capabilities.

“Our primary goal is to both maximize profitability and build capital. We aim to preserve our flexibility so that we can pursue a range of alternatives to deploy our capital and increase shareholder return in a sustainable manner.

“We also exceeded 2013’s results on an adjusted basis. This was a significant accomplishment that highlights the success of our strategy as well as our ability to steer the institution in our operating environment.

“Our outlook for 2015 calls for preserving our performance characteristics, albeit with a small decline in interest earnings assets and net interest margin, while diligently managing our operating costs, differentiating ourselves in terms of our service delivery and innovation, and continuing to build our franchise.”

4Q14 Income Statement Highlights

The following compares data for the fourth quarter 2014 to the third quarter of 2014 unless otherwise noted.

•         Non-covered loan income declined $2.0 million, to $85.6 million, primarily due to a lower volume of acquired loans, partially offset by increased volume of originated loans.

•         Covered loan income declined $1.0 million, to $19.8 million, due to lower cost recoveries and balances as these loans continued to be repaid.

•         Investment securities interest income declined $1.2 million, to $10.6 million, primarily due to higher premium amortization.

•         Total interest expense increased less than $0.5 million, to $18.9 million, due to the absence of premium amortization on higher cost time deposits that matured in the previous quarter.

•         Cost of deposits fell to 65 bps from 68 bps. OFG’s funding profile continued to improve as the percentage of lower cost demand and savings deposits increased and higher cost time deposits declined.

•         Total provision for loan and lease losses was approximately level, declining $0.4 million, to $16.9 million.

•         Net Interest Margin declined 19 basis points, to 5.65%, due to lower interest income and the absence of premium amortization on higher cost time deposits.

•         Total core non-interest income increased $2.0 million, to $21.0 million. This was primarily due to expanded banking service revenues, reflecting seasonal credit and debit card activity.

•         FDIC indemnification asset amortization declined $5.0 million, to $12.0 million. The indemnification asset was $97.4 million at December 31, 2014 versus $120.6 million at September 30, 2014.

•         Recurring non-interest expenses fell $1.5 million, to $58.1 million. The decline primarily reflects reduced general and administrative expenses.

•         The effective income tax rate decreased to 24.98% from 29.05%. For the year, the estimated effective tax rate was 30.43%.

December 31, 2014 Balance Sheet Highlights

The following compares data as of December 31, 2014 to September 30, 2014 or for the fourth quarter of 2014 to the third quarter of 2014 unless otherwise noted.

•         Average interest earning assets of $6.8 billion declined 1.5%. Acquired loans declined 6.7% or $144.2 million due to scheduled maturities and a reduction of government loan balances, while originated loans increased 4.3% or $116.7 million.

•         Production of new loans (excluding renewals) declined marginally by $3.7 million, to $238.9 million. Mortgage, auto and consumer loan production increased. Commercial production declined, but remained significantly above the quarterly rate in the first half of 2014.

•         Puerto Rico government related loans and securities contractual balances fell $9.4 million, to $652.7 million, due to the pay down of central government loans. Year over year, PR government related loans and securities declined 24.1%, from $859.4 million at December 31, 2013.

•         Deposits  declined $144.8 million, to $4.9 billion, due primarily to reductions in higher cost time deposits and brokered deposits as this funding was no longer needed.

•         Stock repurchases totaled 444,613 shares, costing $6.5 million. Approximately $16.7 million of Board authorization remains. For all of 2014, OFG repurchased 1,152,113 common shares (equal to 2.52% of total shares issued and outstanding as of 12/31/13), at an average price of $14.66 each, for a total of $16.9 million.

•         Total stockholders’ equity increased $12.2 million, to $942.2 million, primarily reflecting the increase in retained earnings. An increase in other comprehensive income offset most of the increase in treasury stock from the stock buyback.

Credit Quality Highlights

The following compares data excluding acquired loans for the fourth quarter 2014 to the third quarter 2014 unless otherwise noted.

•         Net charge offs were down slightly, to $8.6 million, as we continue to make improvements in our collection efforts.

•         Total delinquency declined 28 basis points, to 8.99%, primarily due to improvements in mortgage servicing procedures.

•         Nonperforming loans increased $5.2 million, primarily due to inflows in the form of repurchases from GSEs and as well as TDRs, in mortgages.

•         Allowance for loan and lease losses increased $1.2 million, to $51.4 million.

Capital Position

The following compares data for the fourth quarter 2014 to the third quarter of 2014.

Regulatory capital ratios continued to be significantly above requirements for a well-capitalized institution.

•         Tangible common equity to total tangible assets increased to 9.25% from 8.81%, based on a 1.9% increase in tangible common equity, to $680.5 million, and a 2.9% decline in tangible assets, to $7.4 billion.

•         Tier 1 risk-based capital ratio increased to 16.02% from 15.96%, based on a 0.8% decline in Tier 1 capital, to $776.5 million, and a 1.2% decline in total risk weighted assets, to $4.8 billion. This decrease, despite lower risk weighted assets, is primarily due to an increase in our estimation of deferred tax asset used in the calculation of this ratio.

•         Total risk-based capital ratio declined to 17.57% from 17.50%, based on a 0.8% decline in total risk-based capital, to $851.4 million, and total risk weighted assets of $4.8 billion.

Conference Call

A conference call to discuss OFG’s results for the fourth quarter of 2014, outlook and related matters will be held today, Friday, January 30, 2015 at 10:00 AM Eastern Time. The call will be accessible live via a webcast on OFG’s Investor Relations website at www.ofgbancorp.com. A webcast replay will be available shortly thereafter. Access the webcast link in advance to download any necessary software.

Financial Supplement

OFG’s Financial Supplement, with full financial tables for the quarter and year ended December 31, 2014, can be found on the Webcasts, Presentations & Other Files page, on OFG’s Investor Relations website at www.ofgbancorp.com.

Forward Looking Statements

The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to (i) the rate of growth in the economy and employment levels, as well as general business and economic conditions; (ii) changes in interest rates, as well as the magnitude of such changes; (iii) a credit default by the government of Puerto Rico; (iv) the fiscal and monetary policies of the federal government and its agencies; (v) changes in federal bank regulatory and supervisory policies, including required levels of capital; (vi) the relative strength or weakness of the consumer and commercial credit sectors and of the real estate market in Puerto Rico; (vii) the performance of the stock and bond markets; (viii) competition in the financial services industry; and (ix) possible legislative, tax or regulatory changes.

For a discussion of such factors and certain risks and uncertainties to which OFG is subject, see OFG’s annual report on Form 10-K for the year ended December 31, 2013, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

About OFG Bancorp

Now in its 51st  year in business, OFG Bancorp is a diversified financial holding company that operates under U.S. and Puerto Rico banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services and Oriental Insurance, provide a full range of commercial, consumer and mortgage banking services, as well as financial planning, trust, insurance, investment brokerage and investment banking services, primarily in Puerto Rico, through 53  financial centers. Investor information can be found at www.ofgbancorp.com.

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Contacts

Puerto Rico: Alexandra López (allopez@orientalbank.com), OFG Bancorp, (787) 522-6970

US: Steven Anreder (steven.anreder@anreder.com) and Gary Fishman (gary.fishman@anreder.com), Anreder & Company, (212) 532-3232

OFG Bancorp
Financial Supplement

The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our December 31, 2014 Annual Report on Form 10-K once it is filed with the Securities and Exchange Commission.

Table of Contents
		Pages

OFG Bancorp (Consolidated Financial Information)
Table 1:	Financial and Statistical Summary - Consolidated	2
Table 2:	Consolidated Statements of Operations	3
Table 3:	Consolidated Statements of Financial Condition	4-5
Table 4:	Information on Loan Portfolio and Production	6
Table 5:	Average Balances, Net Interest Income and Net Interest Margin	7-8
Table 6:	Loan Information and Performance Statistics (Excluding Acquired Loans)	9-10
Table 7:	Allowance for Loan and Lease Losses	11
Table 8:	Accretable Yield on Loans Accounted for Under ASC 310-30 (Loans Acquired
	with Deteriorated Credit Quality, Including those by Analogy)	12
Table 9:	Reconciliation of Non-GAAP Measures and Calculation of Regulatory
	Capital Measures	13-14
Table 10:	Notes to Financial Summary, Selected Metrics, Loans, and Consolidated
	Financial Statements	15

OFG Bancorp (NYSE: OFG)
Table 1: Financial and Statistical Summary - Consolidated
		2014	2014	2014	2014	2013	2014	2013
(Dollars in thousands, except per share data) (unaudited)		Q4	Q3	Q2	Q1	Q4	YTD	YTD
Earnings
Net interest income		$97,128	$101,871	$106,078	$103,398	$110,671	$408,475	$409,672
Non-interest income, net (core)	(3)	20,981	18,963	18,885	19,119	17,284	77,948	86,158
Non-interest expense		61,898	59,575	59,848	61,404	65,603	242,725	264,136
Provision for loan and lease losses		16,877	17,257	14,815	11,691	12,593	60,640	72,894
FDIC shared-loss expense, net		11,980	16,934	18,355	18,487	20,466	65,756	69,267
Net income before income taxes		27,449	27,530	31,922	35,532	29,608	122,433	89,737
Effective income tax rate		24.98%	29.05%	33.25%	33.17%	32.13%	30.43%	-9.71%
Net income		20,593	19,532	21,309	23,747	20,094	85,181	98,446
Net income available to common stockholders		$17,127	$16,067	$17,843	$20,282	$16,628	$71,319	$84,584
Common Share Statistics
Earnings per common share - basic	(5)	$0.38	$0.36	$0.40	$0.45	$0.36	$1.58	$1.85
Earnings per common share - diluted	(6)	$0.36	$0.34	$0.38	$0.42	$0.35	$1.50	$1.74
Average common shares outstanding		44,705	45,054	45,014	45,329	45,674	45,024	45,706
Average common shares outstanding and equivalents		52,000	52,362	52,352	52,598	52,987	52,326	53,033
Cash dividends per common share	(2)	$0.10	$0.08	$0.08	$0.08	$0.08	$0.34	$0.26
Book value per common share (period end)		$17.40	$16.96	$16.87	$16.23	$15.74	$17.40	$15.74
Tangible book value per common share (period end)	(7)	$15.25	$14.82	$14.71	$14.07	$13.60	$15.25	$13.60
Balance Sheet (Average Balances)
Loans held for investment	(8)	$4,856,143	$4,939,895	$5,019,381	$5,007,347	$5,118,298	$4,966,708	$5,095,211
Interest-earning assets		6,817,770	6,923,410	6,972,134	7,108,864	7,303,067	6,992,631	7,499,993
Total assets		7,528,917	7,646,430	7,736,711	8,041,159	8,326,893	7,736,649	8,527,183
Total deposits		5,001,820	5,113,758	5,218,663	5,334,564	5,537,142	5,166,143	5,598,964
Borrowings		1,431,076	1,457,908	1,470,669	1,632,782	1,742,115	1,497,447	1,883,055
Stockholders' equity		936,218	919,804	914,395	894,636	881,131	916,376	868,975
Common stockholders' equity		770,348	753,934	748,525	728,766	715,261	750,506	703,104
Performance Metrics
Net interest margin	(9)	5.65%	5.84%	6.10%	5.90%	6.01%	5.84%	5.46%
Return on average assets	(10)	1.09%	1.02%	1.10%	1.18%	0.97%	1.10%	1.15%
Return on average tangible common stockholders' equity	(11)	10.16%	9.78%	10.96%	12.86%	10.78%	10.91%	14.01%
Efficiency ratio	(12)	52.41%	49.30%	47.89%	50.12%	51.27%	49.90%	53.27%
Full-time equivalent employees, period end		1,567	1,570	1,575	1,546	1,534	1,567	1,534
Credit Quality Metrics
Excluding acquired loans:	(1)
Allowance for loan and lease losses		$51,441	$50,279	$50,638	$49,507	$49,081	$51,441	$49,081
Allowance as a % of loans held for investment		1.81%	1.84%	1.92%	1.95%	2.04%	1.81%	2.04%
Net charge-offs	(19)	$8,640	$8,928	$6,300	$5,199	$5,427	$29,067	$46,420
Net charge-off rate	(14)	1.25%	1.34%	0.96%	0.86%	0.91%	1.11%	2.69%
Early delinquency rate (30 - 89 days past due)	(16)	4.91%	5.20%	4.85%	4.51%	4.97%	4.91%	4.97%
Total delinquency rate (30 days and over)	(16)	8.99%	9.27%	8.61%	8.10%	8.92%	8.99%	8.92%
Capital Ratios	(17)
Leverage ratio		10.61%	10.51%	10.26%	9.51%	9.06%	10.61%	9.06%
Tier 1 common ratio		11.88%	11.86%	11.47%	10.79%	10.46%	11.88%	10.46%
Tier 1 risk-based capital ratio		16.02%	15.96%	15.49%	14.76%	14.38%	16.02%	14.38%
Total risk-based capital ratio		17.57%	17.50%	17.30%	16.56%	16.16%	17.57%	16.16%
Tangible common equity ("TCE") ratio		9.25%	8.81%	8.70%	8.16%	7.71%	9.25%	7.71%

OFG Bancorp (NYSE: OFG)
Table 2: Consolidated Statements of Operations
		Quarter Ended					Year Ended
		December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data) (unaudited)		2014	2014	2014	2014	2013	2014	2013
Interest income:
Loans
Loans not covered under shared-loss agreements with the FDIC		$85,615	$87,662	$88,064	$85,243	$92,565	$346,584	$352,133
Loans covered under shared-loss agreements with the FDIC		19,816	20,886	24,879	23,388	25,885	88,969	91,769
Total interest income from loans		105,431	108,548	112,943	108,631	118,450	435,553	443,902
Investment securities		10,551	11,753	12,957	14,443	13,607	49,704	49,730
Total interest income		115,982	120,301	125,900	123,074	132,057	485,257	493,632
Interest expense:
Deposits
Core deposits		6,887	6,410	7,875	7,662	8,834	28,834	35,951
Brokered deposits		1,263	1,251	1,290	1,316	1,387	5,120	5,026
Total deposits		8,150	7,661	9,165	8,978	10,221	33,954	40,977
Borrowings		10,704	10,769	10,657	10,698	11,165	42,828	42,983
Total interest expense		18,854	18,430	19,822	19,676	21,386	76,782	83,960
Net interest income		97,128	101,871	106,078	103,398	110,671	408,475	409,672
Provision for loan and lease losses, excluding acquired loans		9,802	8,569	7,431	5,625	6,934	31,427	55,578
Provision for acquired loan and lease losses	(1)	7,075	8,688	7,384	6,066	5,659	29,213	17,316
Total provision for loan and lease losses, net		16,877	17,257	14,815	11,691	12,593	60,640	72,894
Net interest income after provision for loan and lease losses		80,251	84,614	91,263	91,707	98,078	347,835	336,778
Non-interest income:
Banking service revenues		10,407	9,753	9,995	10,557	7,748	40,712	44,239
Wealth management revenues		8,539	7,113	7,336	6,867	7,839	29,855	30,924
Mortgage banking activities		2,035	2,097	1,554	1,695	1,697	7,381	10,995
Total banking and wealth management revenues		20,981	18,963	18,885	19,119	17,284	77,948	86,158
FDIC shared-loss expense, net	(22)	(11,980)	(16,934)	(18,355)	(18,487)	(20,466)	(65,756)	(69,267)
Net gain (loss) on:
Sales of securities and derivative activities		(239)	76	(511)	4,179	57	3,505	(2,097)
Early extinguishment of borrowings		-	-	-	-	-	-	1,061
Other	(18)	334	386	488	418	258	1,626	1,240
Total non-interest income (loss), net		9,096	2,491	507	5,229	(2,867)	17,323	17,095
Non-interest expense:
Compensation and employee benefits		20,396	18,592	20,707	21,787	22,030	81,482	91,957
Rent and occupancy costs		9,026	8,770	8,605	8,309	8,856	34,710	34,408
Merger and restructuring charges	(4)	-	-	-	-	4,600	-	17,660
Other non-recurring expenses	(23)	3,800	-	-	-	-	3,800	-
General and administrative expenses		28,676	32,213	30,536	31,308	30,117	122,733	120,111
Total non-interest expense		61,898	59,575	59,848	61,404	65,603	242,725	264,136
Income before income taxes		27,449	27,530	31,922	35,532	29,608	122,433	89,737
Income tax expense (benefit)		6,856	7,998	10,613	11,785	9,514	37,252	(8,709)
Net income		20,593	19,532	21,309	23,747	20,094	85,181	98,446
Less: dividends on preferred stock
Convertible preferred stock		(1,838)	(1,837)	(1,838)	(1,837)	(1,838)	(7,350)	(7,350)
Other preferred stock		(1,628)	(1,628)	(1,628)	(1,628)	(1,628)	(6,512)	(6,512)
Net income available to common shareholders		$17,127	$16,067	$17,843	$20,282	$16,628	$71,319	$84,584

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition
		December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)		2014	2014	2014	2014	2013
Cash and cash equivalents		$581,834	$704,146	$611,655	$639,806	$703,468
Securities purchased under agreements to resell		-	-	-	-	60,000
Investments:
Trading securities		1,594	1,687	1,613	1,910	1,869
Investment securities available-for-sale, at fair value, with amortized cost of $1,187,679
(September 30, 2014 - $1,249,769; June 30, 2014 - $1,385,438; March 31, 2014 - $1,437,106;
December 31, 2013 - $1,575,043)
Mortgage-backed securities		1,190,391	1,247,161	1,314,677	1,334,865	1,439,539
Other investment securities		26,147	26,718	104,281	120,820	148,886
Total investment securities available-for-sale		1,216,538	1,273,879	1,418,958	1,455,685	1,588,425
Mortgage-backed securities held-to-maturity, at amortized cost, with fair value of $164,154
(September 30, 2014 - $144,217; June 30, 2014 - $26,844)		162,752	144,305	26,706	-	-
Federal Home Loan Bank (FHLB) stock, at cost		21,169	21,189	24,381	24,430	24,450
Other investments		3	65	65	65	65
Total investments		1,402,056	1,441,125	1,471,723	1,482,090	1,614,809
Loans:
Loans not covered under shared-loss agreements with the FDIC:
Commercial
Puerto Rico Government and its dependencies		618,998	626,831	655,429	718,823	695,996
Other Commercial Loans		1,241,971	1,211,526	1,198,618	1,178,287	1,180,886
		1,860,969	1,838,357	1,854,047	1,897,110	1,876,882
Mortgage		1,447,873	1,461,294	1,480,070	1,485,604	1,484,168
Consumer		261,992	259,636	254,966	247,851	247,539
Auto and Leasing		1,007,597	1,030,449	1,054,945	1,058,694	1,060,603
Total loans receivable not covered under shared-loss agreements with the FDIC, gross		4,578,431	4,589,736	4,644,028	4,689,259	4,669,192
Less: Deferred loan costs, net		4,282	3,575	3,236	2,318	1,035
Total loans receivable not covered under shared-loss agreements with the FDIC		4,582,713	4,593,311	4,647,264	4,691,577	4,670,227
Allowance for loan and lease losses on non-covered loans		(69,517)	(64,859)	(60,360)	(56,183)	(54,298)
Loans receivable held for investment, net		4,513,196	4,528,452	4,586,904	4,635,394	4,615,929
Mortgage loans held for sale	(13)	14,539	16,757	14,792	19,355	46,529
Total loans not covered under shared-loss agreements with the FDIC, net		4,527,735	4,545,209	4,601,696	4,654,749	4,662,458

Loans covered under shared-loss agreements with the FDIC		363,156	373,920	393,859	402,263	409,690
Allowance for loan and lease losses on covered loans		(64,245)	(62,227)	(59,515)	(54,398)	(52,729)
Loans covered under shared-loss agreements with the FDIC, net		298,911	311,693	334,344	347,865	356,961
Total loans, net		4,826,646	4,856,902	4,936,040	5,002,614	5,019,419
Other assets:
FDIC shared-loss indemnification asset		97,378	120,619	143,660	166,194	189,240
Derivative assets		8,107	8,445	9,558	15,861	20,502
Prepaid expenses		16,018	18,375	17,422	15,531	15,439
Deferred tax asset, net		108,708	121,217	123,298	127,657	137,564
Foreclosed real estate and repossessed properties		117,461	122,297	119,110	110,849	102,607
Premises and equipment, net		80,599	82,099	82,167	83,029	82,903
Goodwill		86,069	86,069	86,069	86,069	86,069
Accounts receivable and other assets	(24)	124,233	112,045	109,443	125,938	125,995
Total assets		$7,449,109	$7,673,339	$7,710,145	$7,855,638	$8,158,015

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statement of Financial Condition (Continued)
		December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)		2014	2014	2014	2014	2013
Deposits:
Demand deposits	(25)	$1,997,108	$2,132,073	$2,135,369	$2,188,458	$2,138,005
Savings accounts	(25)	1,292,698	1,169,330	1,136,155	1,172,117	1,096,271
Time deposits		1,015,290	1,098,128	1,151,234	1,227,504	1,320,875
Brokered deposits		619,310	669,644	718,475	712,913	828,114
Total deposits		4,924,406	5,069,175	5,141,233	5,300,992	5,383,265
Borrowings:
Securities sold under agreements to repurchase		980,087	1,012,228	1,012,233	1,012,240	1,267,618
Advances from FHLB and other borrowings		338,334	338,659	364,077	339,397	339,806
Federal funds purchased		-	-	-	23,712	-
Subordinated capital notes		101,584	101,190	100,797	100,404	100,010
Total borrowings		1,420,005	1,452,077	1,477,107	1,475,753	1,707,434
Other liabilities:
Securities purchased but not yet received		-	30,057	-	-	-
Derivative liabilities		11,221	11,414	13,617	13,830	14,937
Acceptances outstanding		17,989	21,077	17,581	28,152	23,042
Accrued expenses and other liabilities		133,291	159,541	135,405	140,420	144,424
Total liabilities		6,506,912	6,743,341	6,784,943	6,959,147	7,273,102
Stockholders' equity:
Preferred stock		176,000	176,000	176,000	176,000	176,000
Common stock		52,626	52,761	52,730	52,714	52,707
Additional paid-in capital		539,311	539,522	538,936	538,287	538,071
Legal surplus		70,467	68,437	66,438	64,292	61,957
Retained earnings		181,152	170,519	160,055	147,919	133,629
Treasury stock, at cost	(21)	(97,070)	(90,652)	(90,712)	(90,743)	(80,642)
Accumulated other comprehensive income, net		19,711	13,411	21,755	8,022	3,191
Total stockholders' equity		942,197	929,998	925,202	896,491	884,913
Total liabilities and stockholders' equity		$7,449,109	$7,673,339	$7,710,145	$7,855,638	$8,158,015

OFG Bancorp (NYSE: OFG)
Table 4: Information on Loan Portfolio and Production

		December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands) (unaudited)		2014	2014	2014	2014	2013
Acquired loans:	(1)
Non-covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		$1,553,988	$1,660,521	$1,804,645	$1,900,112	$1,998,913
Period-end carrying amount		1,491,806	1,577,545	1,676,677	1,754,041	1,832,213
Average carrying amount		1,516,571	1,636,983	1,720,553	1,805,535	1,881,737
Accounted for under ASC 310-20
Period-end unpaid principal balance		241,569	280,389	318,970	381,405	420,646
Period-end carrying amount		242,801	285,076	326,602	392,491	435,439
Average carrying amount		271,029	298,262	340,940	424,766	482,396
Covered loans
Accounted for under ASC 310-30
Period-end unpaid principal balance		607,893	648,995	707,120	750,781	812,672
Period-end carrying amount		298,911	311,693	334,344	347,865	356,961
Average carrying amount		303,012	331,778	343,351	355,531	358,158

Total acquired loans
Period-end unpaid principal balance		2,403,450	2,589,905	2,830,735	3,032,298	3,232,231
Period-end carrying amount		2,033,518	2,174,314	2,337,623	2,494,397	2,624,613
Average carrying amount		2,090,612	2,267,023	2,404,844	2,585,832	2,722,291

Non-acquired loans held for investment:
Period-end unpaid principal balance		2,863,277	2,749,421	2,659,198	2,558,795	2,496,751
Period-end carrying amount		2,843,824	2,727,115	2,640,749	2,542,727	2,401,540
Average carrying amount		2,765,531	2,672,872	2,614,537	2,421,514	2,396,008

Total loans
Period-end unpaid principal balance		$5,266,727	$5,339,326	$5,489,933	$5,591,093	$5,728,982
Period-end carrying amount		4,877,342	4,901,429	4,978,372	5,037,124	5,026,153
Average carrying amount		4,856,143	4,939,895	5,019,381	5,007,347	5,118,298

		2014	2014	2014	2014	2013
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Quarterly loan production	(15)
Mortgage		$57,226	$55,299	$51,999	$50,843	$67,535
Commercial		83,430	90,067	45,432	43,943	156,898
Consumer		28,902	28,689	34,530	27,796	23,604
Auto and Leasing		69,335	68,519	89,630	93,750	84,639
Total		$238,893	$242,574	$221,591	$216,332	$332,676

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin
	2014 Q4			2014 Q3			2014 Q2			2014 Q1			2013 Q4
		Interest			Interest			Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$551,238	$360	0.26%	$593,391	$316	0.21%	$559,230	$351	0.25%	$482,497	$283	0.24%	$532,753	$366	0.27%
Investment securities	1,410,389	10,191	2.87%	1,390,124	11,437	3.26%	1,393,523	12,606	3.63%	1,619,020	14,160	3.55%	1,652,016	13,241	3.18%
Loans
Non-acquired loans	2,765,531	45,925	6.59%	2,672,872	44,706	6.64%	2,614,537	43,083	6.61%	2,421,514	39,003	6.53%	2,396,008	37,543	6.22%
Acquired loans accounted for under ASC 310-30	1,516,571	35,213	9.21%	1,636,983	38,340	9.29%	1,720,553	39,714	9.26%	1,805,535	40,269	9.05%	1,881,737	48,731	10.27%
Acquired loans accounted for under ASC 310-20	271,029	4,477	6.55%	298,262	4,616	6.14%	340,940	5,267	6.20%	424,766	5,971	5.70%	482,396	6,291	5.17%
Loans not covered under shared-loss agreements with the FDIC	4,553,131	85,615	7.46%	4,608,117	87,662	7.55%	4,676,030	88,064	7.55%	4,651,816	85,243	7.43%	4,760,140	92,565	7.71%
Loans covered under shared-loss agreements with the FDIC	303,012	19,816	25.95%	331,778	20,886	24.98%	343,351	24,879	29.06%	355,531	23,388	26.68%	358,158	25,885	28.67%
Total loans	4,856,143	105,431	8.61%	4,939,895	108,548	8.72%	5,019,381	112,943	9.03%	5,007,347	108,631	8.80%	5,118,298	118,450	9.18%
Total interest-earning assets	$6,817,770	$115,982	6.75%	$6,923,410	$120,301	6.89%	$6,972,134	$125,900	7.24%	$7,108,864	$123,074	7.02%	$7,303,067	$132,057	7.17%

Interest bearing liabilities:
Deposits
Demand deposits	$2,093,425	$1,652	0.31%	$2,130,457	$1,817	0.34%	$2,147,931	$2,208	0.41%	$2,160,959	$2,324	0.44%	$2,194,780	$2,665	0.48%
Savings accounts	1,224,708	1,829	0.59%	1,154,712	1,780	0.61%	1,168,911	2,192	0.75%	1,128,703	2,296	0.82%	1,058,152	2,347	0.88%
Time deposits	1,052,552	3,426	1.29%	1,128,333	3,769	1.33%	1,192,447	3,972	1.34%	1,293,344	4,405	1.38%	1,512,962	5,553	1.46%
Brokered deposits	631,135	1,331	0.84%	700,256	1,400	0.79%	709,374	1,468	0.83%	751,558	1,516	0.82%	771,248	1,610	0.83%
	5,001,820	8,238	0.65%	5,113,758	8,766	0.68%	5,218,663	9,840	0.76%	5,334,564	10,541	0.80%	5,537,142	12,175	0.87%
Fair value premium amortization and core deposit intangible amortization	-	(88)	-	-	(1,105)	-	-	(675)	-	-	(1,563)	-	-	(1,954)	-
Total deposits	5,001,820	8,150	0.65%	5,113,758	7,661	0.59%	5,218,663	9,165	0.70%	5,334,564	8,978	0.68%	5,537,142	10,221	0.73%
Borrowings
Securities sold under agreements to repurchase	990,932	7,415	2.97%	1,010,000	7,453	2.93%	1,010,000	7,372	2.93%	1,156,747	7,411	2.60%	1,265,000	7,680	2.41%
Advances from FHLB and other borrowings	338,815	2,287	2.68%	346,977	2,314	2.65%	360,130	2,289	2.55%	375,862	2,295	2.48%	377,422	2,344	2.46%
Subordinated capital notes	101,329	1,002	3.92%	100,931	1,002	3.94%	100,539	996	3.97%	100,173	992	4.02%	99,693	1,141	4.54%
Total borrowings	1,431,076	10,704	2.97%	1,457,908	10,769	2.93%	1,470,669	10,657	2.91%	1,632,782	10,698	2.66%	1,742,115	11,165	2.54%
Total interest-bearing liabilities	$6,432,896	$18,854	1.16%	$6,571,666	$18,430	1.11%	$6,689,332	$19,822	1.19%	$6,967,346	$19,676	1.15%	$7,279,257	$21,386	1.17%
Interest rate spread		$97,128	5.59%		$101,871	5.78%		$106,078	6.05%		$103,398	5.87%		$110,671	6.00%
Net interest margin			5.65%			5.84%			6.10%			5.90%			6.01%

OFG Bancorp (NYSE: OFG)
Table 5: Average Balances, Net Interest Income and Net Interest Margin (Continued)
	2014 YTD			2013 YTD
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands) (unaudited)	Balance	Expense	Rate	Balance	Expense	Rate

Interest earning assets:
Cash equivalents and securities purchased under agreements to resell	$573,403	$1,311	0.23%	$540,724	$1,157	0.21%
Investment securities	1,452,520	48,393	3.33%	1,864,058	48,573	2.61%
Loans
Non-acquired loans	2,630,432	172,645	6.56%	1,725,748	105,661	6.12%
Acquired loans accounted for under ASC 310-30	1,669,033	153,536	9.20%	2,238,157	199,178	8.90%
Acquired loans accounted for under ASC 310-20	333,974	20,403	6.11%	758,794	47,294	6.23%
Loans not covered under shared-loss agreements with the FDIC	4,633,439	346,584	7.48%	4,722,699	352,133	7.46%
Loans covered under shared-loss agreements with the FDIC	333,269	88,969	26.70%	372,512	91,769	24.64%
Total loans	4,966,708	435,553	8.77%	5,095,211	443,902	8.71%
Total interest-earning assets	$6,992,631	$485,257	6.94%	$7,499,993	$493,632	6.58%

Interest bearing liabilities:
Deposits
Demand deposits	$2,133,001	$8,001	0.38%	$2,203,787	$11,151	0.51%
Savings accounts	1,169,482	8,097	0.69%	938,450	9,481	1.01%
Time deposits	1,165,904	15,573	1.34%	1,635,615	26,019	1.59%
Brokered deposits	697,756	5,715	0.82%	821,112	7,068	0.86%
	5,166,143	37,386	0.72%	5,598,964	53,719	0.96%
Fair value premium amortization and core deposit intangible amortization	-	(3,432)	-	-	(12,741)	-
Total deposits	5,166,143	33,954	0.66%	5,598,964	40,978	0.73%
Borrowings
Securities sold under agreements to repurchase	1,041,378	29,652	2.85%	1,353,011	29,249	2.16%
Advances from FHLB and other borrowings	355,322	9,184	2.58%	419,880	8,619	2.05%
Subordinated capital notes	100,747	3,992	3.96%	110,164	5,114	4.64%
Total borrowings	1,497,447	42,828	2.86%	1,883,055	42,982	2.28%
Total interest-bearing liabilities	$6,663,590	$76,782	1.15%	$7,482,019	$83,960	1.12%
Interest rate spread		$408,475	5.79%		$409,672	5.46%
Net interest margin			5.84%			5.46%

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (1)
	2014	2014	2014	2014	2013
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Net Charge-offs
Mortgage:
Charge-offs	$1,245	$1,563	$987	$1,214	$3,102
Recoveries	(54)	(138)	(88)	(148)	(6)
Total mortgage	1,191	1,425	899	1,066	3,096
Commercial:
Charge-offs	381	1,081	543	419	211
Recoveries	(64)	(56)	(115)	(98)	(91)
Total commercial	317	1,025	428	321	120
Consumer:
Charge-offs	1,962	1,585	1,397	838	451
Recoveries	(113)	(66)	(244)	(147)	(23)
Total consumer	1,849	1,519	1,153	691	428
Auto and Leasing:
Charge-offs	8,047	7,393	5,956	4,645	2,496
Recoveries	(2,764)	(2,434)	(2,136)	(1,524)	(713)
Total auto and leasing	5,283	4,959	3,820	3,121	1,783
Total	$8,640	$8,928	$6,300	$5,199	$5,427
Net Charge-off Rates
Mortgage	0.61%	0.72%	0.46%	0.57%	1.66%
Commercial	0.10%	0.34%	0.14%	0.11%	0.04%
Consumer	4.23%	3.77%	3.13%	2.16%	1.46%
Auto and Leasing	3.73%	3.73%	3.15%	2.99%	2.02%
Total	1.25%	1.34%	0.96%	0.86%	0.91%
Period-end Loans Held For Investment
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation	$749,511	$751,040	$749,676	$746,868	$731,345
GNMA's buy-back option program	42,243	40,066	38,329	35,282	34,920
Total mortgage	791,754	791,106	788,005	782,150	766,265
Commercial	1,289,730	1,217,235	1,183,172	1,170,145	1,127,657
Consumer	186,759	175,882	161,538	142,492	127,744
Auto and Leasing	575,581	542,892	508,034	447,940	379,874
Total	$2,843,824	$2,727,115	$2,640,749	$2,542,727	$2,401,540
Average Loans Held For Investment
Mortgage	$787,121	$789,204	$773,425	$753,248	$744,989
Commercial	1,236,976	1,190,607	1,209,346	1,121,953	1,180,142
Consumer	175,049	161,147	147,230	128,239	117,391
Auto and Leasing	566,385	531,914	484,536	418,074	353,486
Total	$2,765,531	$2,672,872	$2,614,537	$2,421,514	$2,396,008

OFG Bancorp (NYSE: OFG)
Table 6: Loan Information and Performance Statistics (Excluding Acquired Loans) (Continued) (1)
		2014	2014	2014	2014	2013
(Dollars in thousands) (unaudited)		Q4	Q3	Q2	Q1	Q4
Early Delinquency (30 - 89 days past due)
Mortgage	(16)	$68,671	$76,236	$70,453	$67,016	$72,028
Commercial		2,814	2,776	4,258	2,419	9,581
Consumer		3,525	3,287	2,797	2,995	2,665
Auto and Leasing		64,574	59,493	50,667	42,347	34,968
Total		$139,584	$141,792	$128,175	$114,777	$119,242
Early Delinquency Rates (30 - 89 days past due)
Mortgage	(16)	8.67%	9.64%	8.94%	8.57%	9.40%
Commercial		0.22%	0.23%	0.36%	0.21%	0.85%
Consumer		1.89%	1.87%	1.73%	2.10%	2.09%
Auto and Leasing		11.22%	10.96%	9.97%	9.45%	9.21%
Total		4.91%	5.20%	4.85%	4.51%	4.97%
Total Delinquency (30 days and over past due)
Mortgage:	(16)
Traditional, Non traditional, and Loans under Loss Mitigation		$124,559	$128,556	$115,180	$107,908	$111,263
GNMA's buy-back option program		42,243	40,066	38,329	35,282	34,920
Total mortgage		166,802	168,622	153,509	143,190	146,183
Commercial		12,164	12,109	12,437	10,865	24,738
Consumer		4,689	4,365	3,923	3,674	3,315
Auto and Leasing		71,994	67,772	57,620	48,219	40,057
Total		$255,649	$252,868	$227,489	$205,948	$214,293
Total Delinquency Rates (30 days and over past due)
Mortgage:	(16)
Traditional, Non traditional, and Loans under Loss Mitigation		15.73%	16.25%	14.62%	13.80%	14.52%
GNMA's buy-back option program		5.34%	5.06%	4.86%	4.51%	4.56%
Total mortgage		21.07%	21.31%	19.48%	18.31%	19.08%
Commercial		0.94%	0.99%	1.05%	0.93%	2.19%
Consumer		2.51%	2.48%	2.43%	2.58%	2.60%
Auto and Leasing		12.51%	12.48%	11.34%	10.76%	10.54%
Total		8.99%	9.27%	8.61%	8.10%	8.92%
Nonperforming Assets	(20)
Mortgage	(16)	$72,815	$67,028	$57,314	$51,728	$51,058
Commercial		21,679	22,290	23,506	23,792	22,830
Consumer		1,590	1,241	1,454	1,084	805
Auto and Leasing		8,668	9,008	7,300	6,047	5,089
Total nonperforming loans		104,752	99,567	89,574	82,651	79,782
Foreclosed real estate		12,343	13,608	13,920	14,592	16,009
Other repossessed assets		11,107	9,914	7,317	5,542	3,266
Mortgage loans held for sale		-	-	-	1,554	-
Total nonperforming assets		$128,202	$123,089	$110,811	$104,339	$99,057
Nonperforming Loan Rates
Mortgage	(16)	9.20%	8.47%	7.27%	6.61%	6.66%
Commercial		1.68%	1.83%	1.99%	2.03%	2.02%
Consumer		0.85%	0.71%	0.90%	0.76%	0.63%
Auto and Leasing		1.51%	1.66%	1.44%	1.35%	1.34%
Total loans		3.68%	3.65%	3.39%	3.25%	3.32%

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Loan and Lease Losses
	Quarter Ended December 31, 2014
				Auto and
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Leasing	Unallocated	Total
Non-covered loans
Non-acquired loans
Balance at beginning of period	$18,872	$9,112	$8,709	$13,404	$182	$50,279
Provision (recapture) for loan and lease losses	1,999	(363)	2,212	6,135	(181)	9,802
Charge-offs	(1,245)	(381)	(1,962)	(8,047)	-	(11,635)
Recoveries	54	64	113	2,764	-	2,995
Balance at end of period	$19,680	$8,432	$9,072	$14,256	$1	$51,441
Allowance coverage ratio	2.49%	$0.65%	$4.86%	$2.48%	$0.00%	$1.81%

Acquired
Acquired loans accounted for under ASC 310-30
Balance at beginning of period	$-	$10,115	$5	$-	$-	$10,120
Provision (recapture) for loan and lease losses, net	-	3,361	-	-	-	3,361
Balance at end of period	-	$13,476	$5	$-	$-	$13,481

Acquired loans accounted for under ASC 310-20
Balance at beginning of period		$270	$1,031	$3,159	$-	$4,460
Provision (recapture) for loan and lease losses		(193)	1,473	1,093	-	2,373
Charge-offs		(20)	(1,461)	(1,598)	-	(3,079)
Recoveries		8	168	665	-	841
Balance at end of period		$65	$1,211	$3,319	$-	$4,595

Total non-covered loans
Balance at beginning of period	$18,872	$19,497	$9,745	$16,563	$182	$64,859
Provision for loan and lease losses	1,999	2,805	3,685	7,228	(181)	15,536
Charge-offs	(1,245)	(401)	(3,423)	(9,645)	-	(14,714)
Recoveries	54	72	281	3,429	-	3,836
Balance at end of period	$19,680	$21,973	$10,288	$17,575	$1	$69,517

Covered loans
Balance at beginning of period	$15,252	$46,586	$389	$-	$-	$62,227
Provision (recapture) for loan and lease losses, net	-	1,341	-	-	-	1,341
FDIC shared-loss portion of provision for covered loan and lease losses, net	271	406	-	-	-	677
Balance at end of period	$15,523	$48,333	$389	$-	$-	$64,245

OFG Bancorp (NYSE: OFG)
Table 8: Accretable Yield on Loans Accounted for Under ASC 310-30
	Quarter Ended December 31, 2014
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Construction	Auto	Consumer	Total
Accretable Yield and Non-Accretable Discount
Non-Covered Loans:
Accretable Yield
Balance at beginning of period	$259,478	$59,053	$21,194	$56,032	$8,374	$404,131
Accretion	(9,253)	(11,530)	(5,506)	(7,780)	(1,144)	(35,213)
Transfers (to) from non-accretable discount	48,139	13,673	10,141	5,746	(671)	77,028
Balance at end of period	$298,364	$61,196	$25,829	$53,998	$6,559	$445,946

Non-Accretable Discount
Balance at beginning of period	$439,987	$35,699	$-	$24,243	$24,059	$523,988
Change in actual and expected losses	(2,009)	1,043	13,627	(2,282)	(712)	9,667
Transfers from (to) accretable yield	(48,139)	(13,673)	(10,141)	(5,746)	671	(77,028)
Balance at end of period	$389,839	$23,069	$3,486	$16,215	$24,018	$456,627

			Construction &
			Development
	Loans Secured		Secured by
	by 1-4 Family	Commercial	1-4 Family
	Residential	and Other	Residential
	Properties	Construction	Properties	Leasing	Consumer	Total
Covered Loans:
Accretable Yield
Balance at beginning of period	$46,704	$57,881	$-	$2,905	$2,494	$109,984
Accretion	(3,652)	(12,063)	(896)	(1,949)	(1,256)	(19,816)
Transfers from (to) non-accretable discount	4,584	(7,899)	21,649	1,523	(167)	19,690
Balance at end of period	$47,636	$37,919	$20,753	$2,479	$1,071	$109,858

Non-Accretable Discount
Balance at beginning of period	$28,971	$40,250	$-	$-	$8,719	$77,940
Change in actual and expected losses	2,961	(23,685)	21,649	1,523	1,712	4,160
Transfers (to) from accretable yield	(4,584)	7,899	(21,649)	(1,523)	167	(19,690)
Balance at end of period	$27,348	$24,464	$-	$-	$10,598	$62,410

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures

In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include average tangible common equity, tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2014	2014	2014	2014	2013
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$936,218	$919,804	$914,395	$894,636	$881,131
Less: Average noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Average noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Average total common stockholders' equity	$770,348	$753,934	$748,525	$728,766	$715,261
Less: Average intangible assets	(96,164)	(96,712)	(97,252)	(97,792)	(98,367)
Average tangible common equity	$674,184	$657,222	$651,273	$630,974	$616,894
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$942,197	$929,998	$925,202	$896,491	$884,913
Less: Intangible assets	(95,812)	(96,354)	(96,896)	(97,439)	(97,981)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tangible common equity	$680,515	$667,774	$662,436	$633,182	$621,062

Common stock outstanding at end of period	44,614	45,060	45,023	45,004	45,677
Tangible book value	$15.25	$14.82	$14.71	$14.07	$13.60
Total Assets to Tangible Assets
Total assets	$7,449,109	$7,673,339	$7,710,145	$7,855,638	$8,158,015
Less: Intangible assets	(95,812)	(96,354)	(96,896)	(97,439)	(97,981)
Tangible assets	$7,353,297	$7,576,985	$7,613,249	$7,758,199	$8,060,034
Non-GAAP TCE Ratio
Tangible common equity	$680,515	$667,774	$662,436	$633,182	$621,062
Tangible assets	7,353,297	7,576,985	7,613,249	7,758,199	8,060,034
TCE ratio	9.25%	8.81%	8.70%	8.16%	7.71%

OFG Bancorp (NYSE: OFG)
Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

	2014	2014	2014	2014	2013
(Dollars in thousands) (unaudited)	Q4	Q3	Q2	Q1	Q4
Regulatory Capital Ratios
Total stockholders' equity	$942,197	$929,998	$925,202	$896,491	$884,913
Less: Unrealized gains on available-for-sale securities, net of income tax	(25,765)	(20,318)	(29,759)	(16,034)	(11,434)
Unrealized losses on cash flow hedges, net of income tax	6,054	6,907	8,004	8,013	8,243
Disallowed goodwill and other intangible assets	(95,812)	(96,354)	(96,896)	(97,439)	(97,981)
Disallowed deferred tax assets	(83,750)	(71,037)	(66,362)	(79,016)	(81,254)
Disallowed servicing assets	(1,399)	(1,399)	(1,365)	(1,397)	(1,380)
Noncumulative perpetual preferred stock	(176,000)	(176,000)	(176,000)	(176,000)	(176,000)
Noncumulative perpetual preferred stock issuance costs	10,130	10,130	10,130	10,130	10,130
Tier 1 common equity capital	575,655	581,927	572,954	544,748	535,237
Plus: Qualifying noncumulative perpetual preferred stock	176,000	176,000	176,000	176,000	176,000
Qualifying noncumulative perpetual preferred stock issuance costs	(10,130)	(10,130)	(10,130)	(10,130)	(10,130)
Subordinated capital notes	35,000	35,000	35,000	35,000	35,000
Tier 1 capital	776,525	782,797	773,824	745,618	736,107
Plus: Long-term debt qualifying as Tier 2 capital	13,400	13,400	26,800	26,800	26,800
Qualifying allowance for loan and lease losses	61,485	62,159	63,166	63,749	64,553
Tier 2 capital	74,885	75,559	89,966	90,549	91,353
Total risk-based capital	$851,410	$858,356	$863,791	$836,168	$827,460

Risk-weighted assets	$4,847,150	$4,905,814	$4,994,378	$5,050,672	$5,118,927

Leverage ratio	10.61%	10.51%	10.26%	9.51%	9.06%
Tier 1 common ratio	11.88%	11.86%	11.47%	10.79%	10.46%
Tier 1 risk-based capital ratio	16.02%	15.96%	15.49%	14.76%	14.38%
Total risk-based capital ratio	17.57%	17.50%	17.30%	16.56%	16.16%

OFG Bancorp (NYSE: OFG)
Table 10: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 9)

(1)

We use the term "acquired loans" to refer to loans acquired from the BBVAPR acquisition (December 18, 2012) and covered loans acquired in the Eurobank FDIC-Assisted acquisition (April 30, 2010), recorded at fair value at acquisition. The majority of these loans acquired are subsequently accounted for based on estimated cash flows expected to be collected over the life of the loans (under the accounting standard known as ASC 310-30). Because the guidance takes into consideration future credit losses expected to be incurred over the life of the loans, there are no charge-offs or an allowance associated with this loans unless the estimated cash flows expected to be collected decrease subsequent to acquisition. In addition, these loans are not classified as delinquent or nonperforming even though the customer may be contractually past due because we expect that we will fully collect the carrying value of these loans. Acquired loans also include loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which at the end of the reporting period still have unamortized premium or discount. The fair value of these loans already include a credit mark for losses estimated on these loans.  The allowance for loan and lease losses for these loans consider such marks applied. The accounting and classification of these loans may significantly alter some of our reported credit quality metrics. We therefore supplement certain reported credit quality metrics with metrics adjusted to exclude the impact of these acquired loans. Loans acquired in the BBVAPR acquisition that were accounted for under the provisions of ASC 310-20, which had fully amortized their premium or discount recorded at the date of acquisition at the end of the reporting period, are removed from the acquired loans category.

(2)	The Board of directors increased OFG's regular quarterly dividend per common share to $0.08 per share during Q4 2013 and to $0.10 per share during Q4 2014.
(3)	Total banking and wealth management revenues.
(4)

Results include merger and restructuring expenses, which include (1) planned integration and other activities related to the BBVAPR acquisition, and (2) organizational restructuring initiatives. The total acquisition related expense for 2013 was $17.7 million.

(5)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(6)

Calculated based on net income available to common shareholders plus the preferred dividends on the convertible preferred stock, divided by total average common shares outstanding and equivalents for the period as if converted.

(7)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(8)	Information includes all loans held for investment, including all acquired loans. Acquired loans, including those accounted for under ASC 310-30, are disclosed at carrying amount.
(9)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(10)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(11)

Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.  See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.

(12)

Calculated based on non-interest expense, excluding merger and restructuring charges, for the period divided by total net interest income and total banking and financial services revenues for the period.

(13)	The Company sells most of its conforming mortgages in the secondary market and retains servicing rights.
(14)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(15)	Production of new loans (excluding renewals).
(16)	During Q1 2014, the Company changed its methodology for determining mortgage delinquency from calendar days to missed installments.
(17)	Non-GAAP ratios. See "Table 9: Reconciliation of Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(18)	Results for 2013 YTD include $1.4 million loss from the sale of Oriental non-acquired non-performing residential mortgage loans held-for-sale.
(19)	Results for 2013 YTD include $27.0 million charge-offs due to the reclassification to held-for-sale of non-performing residential mortgage loans with unpaid principal balance of $59.0 million.
(20)

Loans accounted for under ASC 310-30 (Loans acquired with deteriorated credit quality, including those by analogy), including covered loans, are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans.

(21)

During Q1 2014, the Company purchased 707,400 shares under the current stock repurchase program for a total of $10.4 million, at an average price of $14.66 per share. In addition, during Q4 2014, the Company purchased 444,613 shares under the current stock repurchase program for a total of $6.5 million, at an average price of $14.65 per share.

(22)

During Q4 2014, the FDIC and the Company agreed to a methodology for the determination of the fair value of covered assets.  This change, resulted in higher claims to the FDIC from previously expected.  As a result, lower amortization of the indemnification asset was required during the quarter.

(23)	During Q4 2014, the Company offered a voluntary early retirement program for qualified employees and accumulated additional compensation expenses of $3.8 million related to this program.
(24)	At December 31, 2014, amount includes a $15 million receivable from the FDIC corresponding to the Q3 loss-share certification that was received during January 2015.
(25)	During Q4 2014, the Company transferred 3,731 accounts with balances of approximately $100 million from demand deposit accounts to savings accounts.